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SMITH MICRO SOFTWARE, INC. AND SUBSIDIARIES



Exhibit 23.1 Independent Auditors' Consent



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statements No. 333-02418 and 333-40106 of Smith Micro Software, Inc. on Form S-8 of our reports dated February 7, 2001, appearing in this Annual Report on Form 10-K of Smith Micro Software, Inc. for the fiscal year ended December 31, 2000.



DELOITTE & TOUCHE LLP

Costa Mesa, California
March 29, 2001